UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

Analog Devices, Inc.

(Exact name of Registrant as Specified in its Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 8, 2020, Analog Devices, Inc. (“ADI”) held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, ADI shareholders voted on the proposals identified below. Each of the proposals is described in detail in the definitive joint proxy statement/prospectus, dated September 4, 2020 (the “Definitive Joint Proxy Statement/Prospectus”), which ADI filed with the U.S. Securities and Exchange Commission and mailed to ADI shareholders in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of July 12, 2020 (the “Merger Agreement”), by and among ADI, Magneto Corp., a wholly owned subsidiary of ADI, and Maxim Integrated Products, Inc. (“Maxim”).

As of the close of business on August 31, 2020, the record date for the Special Meeting, 369,559,767 shares of ADI common stock were issued and outstanding and entitled to vote at the Special Meeting. Proposal 1 below was approved and, although sufficient votes were received to approve Proposal 2, an adjournment of the Special Meeting was not necessary due to the approval of Proposal 1. The number of votes cast for or against, as well as abstentions, if applicable, with respect to each proposal is set out below:

Proposal 1: To approve the issuance of shares of ADI common stock to Maxim stockholders pursuant to the Merger Agreement
(the “ADI Share Issuance Proposal”). The ADI Share Issuance Proposal was approved by the following vote:

Votes For	Votes Against	Abstentions
313,499,924	1,084,316	713,125

Proposal 2: To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the ADI Share Issuance Proposal or to ensure that any supplement or amendment to the Definitive Joint Proxy Statement/Prospectus is timely provided to ADI’s shareholders (the “ADI Adjournment Proposal”). The ADI Adjournment Proposal was approved by the following vote:

Votes For	Votes Against	Abstentions
284,572,681	29,926,040	798,644

Item 8.01	Other Events

On October 8, 2020, ADI and Maxim issued a joint press release announcing the results of the Special Meeting and of the special meeting of Maxim stockholders held on October 8, 2020. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

99.1	Joint Press Release, dated October 8, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2020	ANALOG DEVICES, INC.

	By:	/s/ Margaret K. Seif
	Name:	Margaret K. Seif
	Title:	Chief People Officer and Chief Legal Officer